UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2024

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2024, the Board of Directors (the “Board”) of Armada Hoffler Properties, Inc. (the “Company”) increased the size of the Board from nine directors to ten directors and appointed F. Blair Wimbush as an independent director, effective immediately, to fill the vacancy created by the increase in the number of directors. Mr. Wimbush will serve until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) or until his successor is duly elected and qualifies. In connection with the appointment of Mr. Wimbush to the Board, the Board approved an automatic reduction of the size of the Board to nine directors upon John W. Snow’s previously announced retirement from the Board at the Company’s 2024 Annual Meeting.

The Board affirmatively determined that Mr. Wimbush is an independent director within the meaning of the New York Stock Exchange listing standards. Mr. Wimbush has not been named to any Board committees at this time.

Mr. Wimbush, age 68, is the former Chief Real Estate and Corporate Sustainability Officer of Norfolk Southern Corporation (“Norfolk Southern”), a transportation company, a position he held from November 2007 to May 2015. Before that, he served in other positions with Norfolk Southern, including as Vice President—Real Estate from 2004 to 2007 and as Senior General Counsel, General Counsel—Operations and in other legal positions from 1980 to 2004. He is a member of the boards of Atlantic Union Bankshares Corporation, LifeNet Health, Inc., the Virginia Environmental Endowment, and the University of Virginia Law School Foundation (as an honorary trustee), where he served formerly as the Chairman. He is also the former Commissioner and Vice Chairman of the Virginia Port Authority. Mr. Wimbush received a B.A. in political science from the University of Rochester, and a J.D. from the University of Virginia School of Law. He attended the Norfolk Southern Management Development program, Duke University Fuqua School of Business and completed the Advanced Management Program at the Harvard Business School.

Mr. Wimbush’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. Mr. Wimbush also is expected to enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.4 to the Company's Annual Report on Form 10‑K, filed on February 29, 2024.

There were no arrangements or understandings between Mr. Wimbush and any other persons pursuant to which Mr. Wimbush was selected as a director. Neither Mr. Wimbush nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure

On March 25, 2024, the Company issued a press release announcing the appointment of F. Blair Wimbush. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 25, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: March 25, 2024	By:	/s/ Matthew T. Barnes-Smith

Matthew T. Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary